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                                  EXHIBIT 10.17


                              EMPLOYMENT AGREEMENT


         EMPLOYMENT AGREEMENT between Community Care Services, Inc., a New York corporation (the "Corporation") and Louis Rocco ("Executive") dated May 10, 1997.

                              W I T N E S S E T H:

         WHEREAS, the Corporation and Executive have entered into a Stock Purchase Agreement for the purchase of all of the issued and outstanding common stock of Metropolitan Respirator Service, Inc. ("Metropolitan") owned by Executive, a Non-Competition Agreement and other related agreements; and

         WHEREAS, Executive is employed by Metropolitan; and

         WHEREAS, simultaneous with the closing of the above-mentioned purchase of the stock of Metropolitan (the "Closing"), the Corporation wishes to employ Executive and Executive wishes to be employed by the Corporation.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

         1. Employment. The Corporation agrees to and does hereby employ Executive effective upon the Closing, and Executive agrees to and does hereby accept employment by the Corporation effective upon the Closing, as Vice President of the Corporation, or in any other similar capacity as determined by its Board of Directors, subject to the supervision and direction
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of its President and Chief Executive Officer, for the three-year period commencing on the date hereof and ending on midnight three years later (the "Term"), subject to prior termination in accordance with the provisions of
Article 7 hereof. The Term may be extended for successive one year periods, as mutually agreed in writing by the Corporation and Executive; provided that the Corporation will give notice to Executive at least six months prior to the end of the Term or any extension thereof if it desires to extend this Agreement. The Term and any extensions thereof shall be referred to in this Agreement as the "Employment Period."

         2. Scope of Duties. As Vice President, Executive will carry out all reasonable tasks which are typically commensurate with such position assigned to him by the President and Chief Executive Officer. Executive agrees that he will devote his full time and effort during the Employment Period to the performance of the duties of his office. Executive shall make his business headquarters at Mount Vernon, New York and shall relocate should the Corporation change its headquarters; provided, however, that in no event will Executive be required to relocate outside of a thirty (30) mile radius from Mt. Vernon, New York. Executive shall undertake such travel as the Corporation may request.

         3. Compensation.

                  (a) Executive Compensation. For the services and duties to be rendered and performed by Executive during the Employment Period, the Corporation agrees to pay Executive compensation at the rate of One Hundred Ten Thousand ($110,000) Dollars per annum (this amount to be referred to as "Executive Compensation"). Executive Compensation shall be
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payable in accordance with the Corporation's customary payroll practices. The
Corporation shall reimburse Executive for all expenses reasonably and necessarily incurred in connection with his employment by the Corporation, including business related travel and entertainment expenses while absent on the Corporation's business from its business headquarters, subject to the limitations and guidelines generally imposed by the Corporation on its executives.

                  (b) Stock Options. Executive will be entitled to receive grants of options to purchase the stock of the Corporation on the same basis as other executive employees of the Corporation which Executive understands is based on performance and at the discretion of the Corporation's Board of Directors.

                  (c) Car Allowance. Executive shall be entitled to a car allowance of Six Hundred Dollars ($600) per month.

         4. Vacation. Executive shall be entitled to a paid vacation each year equal to three (3) weeks. Said vacation may be taken at the sole discretion of Executive. Executive shall also be entitled to paid sick and personal days in accordance with the Corporation's policies for senior executives, as adopted from time to time.

         5. Nondisclosure. Executive acknowledges that as an officer and stockholder of Metropolitan or any Affiliate (as defined below) thereof he has been, and as an executive of the Corporation throughout the Employment Period he will be, privy to trade secrets and other proprietary and/or confidential information (whether in written, verbal or any other form) relating to the existing or contemplated business and/or field of interest of the Corporation and its
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Affiliates, or of any corporation or other legal entity in which the Corporation or any of its Affiliates has an ownership interest of more than five percent (5%), and any proprietary information (whether in written, verbal or any other form) of any of the Corporation's customers, suppliers, licensor or licensees, including, but not limited to, information relating to inventions, disclosures, processes, systems, methods, formulae, patents, patent applications, machinery, materials, notes, drawings, research activities and plans, costs of production, contract forms, prices, volume of sales, promotional methods, list of names or classes or customers, which he has heretofore acquired or which he may hereafter acquire during his employment with the Corporation or any of its Affiliates, in both cases whether during or outside business hours, whether or not on Metropolitan's or the Corporation's premises, as the result of any disclosures to him, or in any other way, shall be regarded as held by him in a fiduciary capacity solely for the benefit of the Corporation, its successors or assigns, and shall not at any time, either during the Employment Period or thereafter, be disclosed, divulged, furnished, or made accessible by him to anyone, or be otherwise used by him, except in the regular course of business of the Corporation or its Affiliates. Upon termination of his employment, Executive shall promptly return or deliver to the Corporation all tangible forms of such information in his possession or control, and shall retain no copies thereof. Information shall, for purposes of this Agreement, be considered to be confidential if not known by the trade generally, even though such information may have been disclosed on a confidential basis to one or more third parties pursuant to any business discussion or agreement, including distribution agreements, joint research agreements or other agreements entered into by Metropolitan or the Corporation or any of their Affiliates. For the purposes of this Agreement, "Affiliates" shall mean any corporation, partnership, joint
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venture, other entity of any type or individual that directly or indirectly, through one or more intermediaries, controls or is controlled, or is under common control with, Metropolitan or the Corporation, as the case may be.

         6. Patents. Executive agrees to and does hereby sell, assign, transfer and set over to the Corporation, its successors, assigns, or Affiliates, as the case may be, all his right, title, and interest in and to any inventions, improvements, processes, patents or applications for patents which he develops or conceives individually or in conjunction with others during his employment by the Corporation, or, having possibly conceived same prior to his employment, may complete while in the employ of the Corporation or any of its Affiliates, in both cases whether during or outside business hours, whether or not on the Corporation's premises, which inventions, improvements, processes, patents or applications for patents are (i) in connection with any matters within the scope of the existing or contemplated business of the Corporation or any of its Affiliates or (ii) aided by the use of time, materials, facilities or information paid for or provided by the Corporation, all of the foregoing to be held and enjoyed by the Corporation, its successors, assigns or Affiliates, as the case may be, to the full extent of the term for which any Letters Patent may be granted and as fully as the same would have been held by Executive, had this Agreement not been made. Executive will make, execute and deliver any and all instruments and documents necessary to obtain patents for such inventions, improvements and processes in any and all countries. Executive hereby irrevocably appoints the Corporation to be his attorney in fact in the name of and on behalf of Executive to execute all such instruments and do all such things and generally to use Executive's name for the purposes of assuring to the Corporation (or
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its nominee) the full benefit of its rights under the provisions of this Article
6, such power to be exercised only if Executive improperly refuses to fulfill his obligations under this Article 6.

         7. Earlier Termination.

                  (a) Death. In the event of the death of Executive during the Employment Period, this Agreement shall automatically terminate on the date of his death. Upon termination of this Agreement pursuant to this Article 7(a), the Corporation shall have no further obligations or liabilities under this Agreement other than to pay to Executive's estate (i) the portion, if any, of his compensation that remains accrued but unpaid, (ii) the amount of any expenses reimbursable in accordance with Article 3(a) above and (iii) any amounts due under any of the Corporation's benefit, welfare or pension plans.

                  (b) Disability. In the event of Executive's Total Disability (as defined below) for one hundred eighty (180) days in the aggregate during any consecutive twelve (12) month period during the Employment Period, the Corporation shall have the right to terminate this Agreement by giving Executive thirty (30) days' prior written notice thereof and, upon the expiration of such thirty (30) day period, Executive's employment under this Agreement shall terminate. If Executive shall resume his duties within thirty (30) days after receipt of such a notice of termination and continue to perform his duties for four (4) consecutive weeks thereafter, then this Agreement shall continue in full force and effect, without any reduction in salary and other benefits, and the notice of termination shall be considered null and void and of no effect. Upon termination of this Agreement pursuant to this Article 7(b), the Corporation shall have no
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further obligations or liabilities under this Agreement other than to pay to
Executive (i) the portion, if any, of his compensation that remains accrued but unpaid, (ii) the amount of any expenses reimbursable in accordance with Article 3(a) above, and (iii) any amounts due under any of the Corporation's benefit, welfare or pension plans.

                  The term "Total Disability," as used herein, shall mean a mental or physical condition which, in the reasonable opinion of an independent medical doctor designated by the parties, renders Executive unable or incompetent to carry out his material duties and responsibilities under this Agreement. Notwithstanding the foregoing, if Executive is covered under any policy of disability insurance hereunder, under no circumstances shall the definition of "Total Disability" differ from the definition of that term in such policy. If the parties are unable to agree upon an independent medical doctor to render an opinion, each shall designate one medical doctor, and the two so designated shall jointly select a third independent medical doctor, whose decision shall be binding.

                  (c) Termination for Cause. The Corporation may discharge Executive for "Cause" upon notice and thereby immediately terminate his employment under this Agreement. For purposes of this Agreement, the Corporation shall have "Cause" to terminate Executive's employment if Executive, in the reasonable judgment of the Corporation, (i) materially breaches any of his agreements, obligations or duties under this Agreement and does not cure such breach or commence in good faith to correct such breach within thirty (30) days after notice, (ii) fails to carry out any reasonable lawful directive of the Board of Directors of the Corporation which Executive is required to do pursuant to this Agreement and does not cure such breach or
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commence in good faith to correct such breach within ten (10) days after notice,
(iii) embezzles or converts to his own use any funds of the Corporation or any client or customer of the Corporation, (iv) willfully converts to his own use any property of the Corporation without the Corporation's consent, (v) is convicted of a felony (other than a vehicular infraction which does not involve injuries to persons or property), (vi) is adjudicated an incompetent, (vii) is habitually intoxicated or diagnosed by an independent doctor to be addicted to a controlled substance (any disagreement shall be resolved by the reasonable opinion of an independent medical doctor selected by the parties; provided that if the parties are unable to agree, each shall designate one medical doctor, and the two so designated shall jointly select a third independent medical doctor, whose decision shall be binding) or (viii) habitually behaves in a manner which, with intent to do so, materially impairs the Corporation's relationships with others in its industry.

         8. Employee Benefits.

                  (a) Executive may participate in all of the Corporation's employee benefit plans generally made available now or in the future by the Corporation to its executives and key management employees to the extent, if any, that he may be eligible to do so under the provisions of such plans or programs. Those benefit plans may include medical and dental insurance, life and accidental death/dismemberment insurance, short- and long-term disability, tuition reimbursement, 401(k) plan, stock purchase plan, vacation and pension plans. The Corporation may terminate, modify, or amend any such plan or program, in the manner and to the extent permitted therein, and the rights of Executive under any such plan or program shall be subject to any such right of termination, modification, or amendment. To the extent any payments under
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any such plan or program are made to Executive because he is disabled, such amounts shall be credited against amounts due to Executive under Article 7. To clarify the foregoing, the Corporation will pay for Executive to participate in the Company's health plan, as the same exists from time to time.

                  (b) For the sake of clarification, and notwithstanding any other provision of this Agreement, it is understood and agreed that all benefits provided to Executive under this Agreement shall be provided to the extent that they exceed any employee benefit provided to Executive other than specifically through this Agreement, such as the programs, plans, etc. referred to in Article 8(a) above. The benefits provided under this Agreement shall be supplemental to benefits provided otherwise to Executive by the Corporation, and shall not be provided to the extent that they are duplicative.

         9. Assignment. This Agreement may be assigned by the Corporation as part of the sale of substantially all of its business; provided, however, that the purchaser shall expressly assume all obligations of the Corporation under this Agreement, and provided, further, that Executive may resign upon any such assignment by the Corporation. Further, this Agreement may be assigned by the Corporation to an Affiliate, provided that any such Affiliate shall expressly assume all obligations of the Corporation under this Agreement, and provided further that the Corporation shall then fully guarantee the performance of the Agreement by such Affiliate. Executive agrees that if this Agreement is so assigned, all the terms and conditions of this Agreement shall remain between such assignee and himself with the same force and effect as if said Agreement had been made with such assignee in the first instance.
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         10. Survival. The provisions of Articles 5, 6, 7 and 12 shall survive the termination of this Agreement.

         11. Notices. All notices required or permitted to be given hereunder shall be mailed by certified mail, delivered by recognized overnight courier service for which a written receipt is given, or delivered by hand to the party to whom such notice is required or permitted to be given hereunder. If mailed, any such notice shall be deemed to have been given when mailed as evidenced by the postmark at point of mailing. If delivered by hand, any such notice shall be deemed to have been given when received by the party to whom notice is given, as evidenced by written and dated receipt of the receiving party.

         Any notice to the Corporation or to any assignee of the Corporation shall be addressed as follows:

                  Community Care Services, Inc.
                  18 Sargent Place
                  Mount Vernon, New York  10550
                  Attn: Alan T. Sheinwald, President and Chief Executive Officer

                  with a copy to:

                  Nordlicht & Hand
                  645 Fifth Avenue
                  11 Floor
                  New York, NY  10022
                  Attn: Brian M. Hand
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         Any notice to Executive shall be addressed to the Executive's address appearing on the records of the Corporation at the time such notice is given. Executive at any time may by written notice designated an attorney who is to receive copies of all notices.

         Either party may change the address to which notice to it is to be addressed, by notice as provided herein.

         12. Applicable Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of New York governing contracts made in and to be performed solely in such State.

         13. Effective Date. This Agreement shall become effective as of the Closing.

         14. Waiver of Breach. The waiver by either party of a breach of this Agreement shall not be effective unless in writing signed by the party to be charged therewith and will not operate or be construed as a waiver of any other subsequent breach.

         15. Equitable Relief. With respect to the covenants contained in Articles 5 and 6 of this Agreement, Executive agrees that any remedy at law for any breach of said covenants may be inadequate and that the Corporation shall be entitled to specific performance or any other mode of injunctive and/or other equitable relief a court might award, including, but not limited
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to, an injunction restraining such breach or threatened breach, in addition to any other remedies which might be available to it.

         16. Acknowledgement. Executives acknowledge that he has been advised to and has had the opportunity to provide a copy of this Agreement to an attorney of his own choosing and to discuss this Agreement with his attorney prior to executing it.

         IN WITNESS WHEREOF, the parties hereto have executed the above Agreement as of the day and year first above written.

                                     COMMUNITY CARE SERVICES, INC.



                                     By: /s/ Alan T. Sheinwald
                                        --------------------------------
                                         Alan T. Sheinwald, President and
                                         Chief Executive Officer

                                     EXECUTIVE:



                                     /s/ Louis Rocco
                                     -----------------------------------
                                     Louis Rocco